As filed with the Securities and Exchange Commission on  February 10, 2012
Registration No. 333-177823

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRK, INC.
(Exact name of registrant as specified in its charter)

Nevada	2591	26-2840468
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

BRK, Inc.
3871 S. Valley View Blvd., Unit 70
Las Vegas, Nevada 89103
Telephone No.:  (702) 572-8050
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc.
112 North Curry Street
Carson City, Nevada 89703
(800) 253-1013
(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
4216 NE 70th Street
Seattle, Washington 98115
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Proposed Maximum
	Amount to Be		Offering Price		Aggregate	Amount of
Title of Each Class of Securities to be Registered	Registered (1)		per Share		Offering Price	Registration Fee
Common Stock, par value $0.001 per share	900,080	(2)	$0.125	(2)	$112,510	$12.89
Common Stock, par value $0.001 per share	1,599,920	(3)	$0.125	(4)	$199,990	22.91
TOTAL	2,500,000		$0.125		$312,500	35.80
______________
(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3) This registration statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by the selling stockholders of the Registrant of up to 1,599,920 shares of common stock, $0.001 par value per share (the “Common Stock”).

(4) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement pursuant to an exemption from registration under the Securities Act. The price of $0.125 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED FEBRUARY 10, 2012

PRELIMINARY PROSPECTUS BRK, INC.

900,080 SHARES OF COMMON STOCK OFFERED BY BRK, INC.	1,599,920 SHARES OF COMMON STOCK OFFERED BY SELLING STOCKHOLDERS

This prospectus relates to both (i) the initial public offering of our common stock, in which we are offering a maximum of 900,080 of our common stock, and (ii) the resale by certain selling stockholders of BRK, Inc. of up to 1,599,920 shares of common stock held by selling stockholders of BRK, Inc.  No public market currently exists for the securities being offered. While we will receive proceeds from our own sale of our common stock, we will not receive any of the proceeds from the sale of the shares by the selling stockholders.

In our initial public offering, we are offering for sale a total of 900,080 shares of common stock at a fixed price of 0.125 per share.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The offering is being conducted on a self-underwritten, best efforts basis, which means our management, will attempt to sell the shares.  This Prospectus will permit our President, Brian Keasberry, to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Keasberry will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of 0.125 per share for a period of 16 months from the effective date of this prospectus.

In the resale by certain selling stockholders, the selling stockholders will be offering our shares of common stock at a fixed price of 0.125 per share until our shares are quoted on the OTC Bulletin Board, if ever so quoted, and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

Any funds that we raise from our offering of 900,080 shares will be immediately available for our use and will not be returned to investors.  We do not have any arrangements to place the funds received from our offering of 900,080 shares of common stock in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR COMMON STOCK IN “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF ANYONE’S INVESTMENT IN THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS ________________, 2012

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” THE “COMPANY” AND “BRK” REFERS TO BRK, INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

BRK, INC.

We are a development stage company that has developed a product for the repair of hanging vertical blinds.  As part of this development the Company has completed the development and building of a machine to make the parts for blind repair that it is selling.  BRK, Inc. was incorporated in Nevada on May 22, 2008.  We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”).  Being a development stage company, we have no revenues or operating history. Our principal executive offices are located at S. Valley View Blvd., Unit 70, Las Vegas, Nevada 89129.  Our phone number is (702)562-8050.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (May 22, 2008) through July 31, 2011, report no revenues and a net loss of $1,294.  Our independent registered public accountant has issued an audit opinion for BRK, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are offering our shares and seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities.  Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel by potentially offering stock options, bonuses, or other incentives with a known market value.

We anticipate that our revenue will come from the sale of vertical blind repair kits.  We anticipate that our operations will begin to generate revenue approximately 1 to 3 months following the date of this prospectus. There is no guarantee that we will generate revenues and we currently have only enough cash to continue operations for approximately three months.

BRK, Inc. is a development stage company and has had limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for BRK, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  Since there is no minimum amount of shares that must be sold by the Company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

•	has not received enough proceeds from the offering to begin operations; and
•	has no market for its shares.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The Company has no plan, agreement, arrangement or understanding to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.  Similarly, the Company’s officer and directors, the Company promoters, and their affiliates, do not intend for the Company, once it is reporting, to be used as a vehicle for a private company to become a reporting issuer under the Securities Exchange Act of 1934, as amended.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	BRK, Inc.
Securities Being Offered:	900,080 shares of common stock
Price Per Share:	$ 0.125
Common stock outstanding before the offering:	4,099,920 of common stock
Common stock outstanding after the offering:	5,000,000 shares of common stock
Duration of the Offering:	The offering will conclude 16 months from the effective date of this prospectus.
Net Proceeds:	If 25% of the shares are sold - $28,125 If 50% of the shares are sold - $56,225 If 75% of the shares are sold - $84,383 If 100% of the shares are sold - $112,510
Securities Issued and Outstanding:
There are 4,099,920 shares of common  stock issued and outstanding as of the date of this  prospectus.  The Company also has outstanding convertible promissory notes in an aggregate principal amount of $ 75,089 , which may convert at any time into an aggregate of 15,017,880 shares of common stock, at a conversion rate of $0.005 per share.

Use of Proceeds:
We intend to use the net proceeds from the sale of our 900,080 (after deducting estimated offering expenses payable by us) for professional fees, general business development, administration expenses, option fees and equipment fees.  See “Use of Proceeds” on page 17 for more information on the use of proceeds.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders who are simultaneously offering 1,599,920 shares of common stock under this prospectus.

Registration Costs:	We estimate our total offering registration costs to be approximately $16,036
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from May 22, 2008 (Inception) to April 30, 2011, and our unaudited financial statements for the quarter ended  October 31, 2011. As of  January 6, 2012 , our current cash balance was $11,045

FINANCIAL SUMMARY

April 30, 2011 ($)
Financial Summary
Cash and Deposits	437
Total Assets	26,869
Total Liabilities	53,089
Total Stockholder’s Equity (Deficit)	(26,220)

Accumulated From May 22, 2008 (Inception) to April 30, 2011 ($)

Statement of Operations
Total Expenses	26,485
Net Loss for the Period	26,485

Financial Summary (Unaudited)	October 31, 2011 ($)
Cash and Deposits	1,665
Total Assets	22,555
Total Liabilities	89,584
Total Stockholder’s Equity (Deficit)	(67,029)

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction.  There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We are a development stage company but have only just commenced operations in our business.  We expect to incur operating losses for the foreseeable future.

We were incorporated on May 22, 2008 and to date have been involved primarily in organizational activities and the recently finished the design, development and conduction of our first machine to manufacture our vertical blind repair kits. We have not commenced business operations beyond designing and recently completing our first machine to manufacture our vertical blind repair kits.  Further, we have not yet fully developed our business plan or our management team.  Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new commercial product companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to design and construction of production facilities, difficulty establishing sales channels and additional costs and expenses that may exceed current estimates. Prior to completion of our construction of a facility and related systems, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Without the funding from this offering we will be unable to implement our business plan.

Our current operating funds are less than necessary to complete our intended operations of engaging in the development, sales and marketing of the vertical blind repair kit. We will need the funds from this offering to commence activities that will allow us to operate for 12 months under our business plan. As of October 31, 2011, we had cash in the amount of $1,665 and liabilities of $89,584 .  We currently have limited operations and we have no income.  Since there is no minimum amount of shares that must be sold by the Company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

•	has not received enough proceeds from the offering to continue operations beyond the initial start-up phase; and
•	has no market for its shares of common stock.

Please see our discussion on pages 23 and 24 regarding how our business plan would be negatively affected we do not sell 100% of the shares in this offering.

We have yet to earn revenue and our ability to sustain our operations is dependent on our ability to raise financing.  As a result, there is substantial doubt about our ability to continue as a going concern.

We have accrued net losses of $67,029 for the period from our inception on May 22, 2008 to October 31, 2011, and have no revenues to date.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from our vertical blind repair kit business.  Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth.  These factors raise substantial doubt that we will be able to continue as a going concern.  Malone & Bailey, LLP, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan.  As a result we may have to liquidate our business and you may lose your investment.  You should consider our independent registered public accountant’s comments when determining if an investment in BRK is suitable.

Current management’s lack of experience in and/or with manufacturing and sales means that it is difficult to assess, or make judgments about, our potential success.

Our sole officer and director has had no prior experience with nor has he ever been employed as an executive in the manufacturing sector.   Additionally, our officers and directors have no college or university degree, or other educational background, in manufacturing or business administration.   With no direct training or experience in these areas, our officer and director may not be fully aware of many of the specific requirements related the successful production and commercialization of our current or future products.  For example, management and our directors’ decisions and choices may fail to take into account standard engineering and economically feasible manufacturing processes.  Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officers’ and directors’ future possible mistakes, lack of sophistication, judgment or experience in this particular industry.

Because of the unique difficulties and uncertainties inherent in new product ventures, we face a high risk of business failure.

You should be aware of the difficulties normally encountered by companies attempting to commercialize new products, such as our vertical blind repair kit, and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the plan that we intend to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the selection acquisition and development of real and intangible property as well as the acquisition of the services of personnel with the unique skills required, and additional costs and expenses that may exceed current estimates.  Our plans for the selection and acquisition of these properties and skills still requires further research and, therefore, any program described or planned would be developmental in nature. There is no certainty that any expenditures made in the development of the plan or any related operations, will result in the generation of any commercially viable products or commercial revenue.  Most development projects do not result in the production of commercially viable products.  Problems such as unusual or unexpected design and manufacturing problems and delays are common and often result in unsuccessful development efforts. If the result of our current plan does not generate viable commercial products, we may decide to abandon our development program.  Our ability to continue development will be dependent upon our possessing adequate capital resources when needed. If no funding is available, we may be forced to abandon our operations.

Material defects or production errors in our product could harm our reputation, may cause us to become liable to our customers, may result in the loss of customers we may potentially have in the future, or may result in a significant costs to us and impair our ability to sell our product.

Our vertical blind repair kit may contain material defects or errors, particularly when first introduced or when new versions or enhancements are released. Assuming we are successful in selling our vertical blind repair kit, any defects in the use or performance of our product could result in:

•	a reduction in sales or delay in market acceptance of our services;
•	sales credits or refunds to our customers;
•	loss of existing customers and difficulty in attracting new customers;
•	diversion of development resources;
•	harm to our reputation; and
•	increased warranty and insurance costs.

Any errors, defects or other performance-related issues regarding the vertical blind repair kit may result in customers electing to terminate the future use of our product, return the product or delay or withhold payment to us which may result in a significant loss for the Company. Customers may also make warranty claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or costly litigation. We do not maintain and do not expect to maintain in the foreseeable future, insurance adequately to cover these risks.

We currently have no customers and our success depends on our ability to develop a customer base.

Our goal of achieving profitability depends on our ability to develop a customer base, and thereafter to maintain and expand our customer base.  Our potential customers however, will be free to use competing products, which are readily available and low cost.  These factors make it difficult to anticipate what our future revenues from anticipated future customers will be.  If we are unable to attract a significant customer or, if a customer base is developed and we are unable to expand our customer base and to increase our average revenues per customer, our business will be harmed.

The success of our vertical blind repair kit business depends on relationships with third parties, which may be difficult to establish and maintain.

The development of our business will depend on our ability to establish and maintain strategic relationships with property and facilities managers, rental management companies, major retailers and major home improvement chains.  Further, to develop and increase sales, we must continue to make arrangements with third parties to drive awareness and promote our product, this may include extensive reduction of product prices or in some cases providing our product free of charge.  If we fail to develop and maintain relationships of this sort, we will be unable to increase our market growth, which is key to our business strategy.

Our potential customers will require a high degree of reliability in the quality of our product, and if we cannot meet their expectations for any reason, demand for our products and services will suffer.

Our success depends in large part on our ability to assure generally defect-free products, which are easy to use. To achieve these objectives, we depend on the quality and design of our product, the responsiveness of our customer support and the capacity, reliability and security of our manufacturing operations. We also depend on third parties over which we have no control.  Due to the potentially high volume of customer service calls received by either us or a third party vendor, any failure to deliver a satisfactory experience to end users, whether or not caused by our own failures could reduce demand for our products.

We face significant competition in the markets in which we operate, including competition established blind repair companies and products, which could make it more difficult for us to succeed.

The vertical blind repair kit market targeted by us is intensely competitive and subject to rapid change. Competitors vary in size and in the scope and breadth of the products offered. We expect competition from a number of sources. In addition, we expect additional competition from other established and emerging companies.  Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could materially adversely affect our business, operating results and financial condition. Many of our current and potential competitors have significantly greater financial, marketing or other resources than we do. As a result, they may be able to devote greater resources to the development and implementation of their services than we will. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the reach of their products and the ability to address the needs of our prospective customers.  Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.  There can be no assurance that we will be able to compete successfully against current and future competitors or that competitive pressures faced by us will not materially adversely affect its business, operating results and financial condition.

Litigation arising out of intellectual property infringement or other commercial disputes could be expensive and disrupt our business.

We cannot be certain that our products do not, or will not, infringe upon patents, trademarks, copyrights or other intellectual property rights held by third parties. In addition, since we may rely on third parties to help us develop, market and support our current and future product offerings, we cannot assure you that litigation will not arise from disputes involving those third parties.  From time to time, we expect to be parties to disputes with these third parties. We may incur substantial expenses in defending against these claims, regardless of their merit. Successful claims against us may result in substantial monetary liability, significantly impact our results of operations in one or more quarters or materially disrupt the conduct of our business.

Since we are a new company and lack a substantive operating history, we face a high risk of business failure which would result in the loss of your investment.

BRK is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on May 22, 2008 and to date have been involved primarily in the creation of our business plan, developed our blind repair kit, developed a prototype machine to manufacture our vertical blind repair kits, and we have transacted no business operations.  Thus, there is no internal or industry-based historical financial data upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of huge companies offering similar products, the entry of new competitors into the vertical blind repair kit industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the vertical blind repair kit industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

The Company’s ability to implement its business strategy may fail.

Although the company intends to pursue a strategy of marketing our products throughout North America at first moment and internationally afterwards, implementation of this strategy will depend on a number of factors. These include our ability to establish a significant customer base and maintain favorable relationships with our customers and partners, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems; hire, train and retain skilled employees and to continue to operate within an environment of increasing competition.  The inability of the Company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

We may be unable to gain any significant market acceptance for our products or establish a significant market presence.

The Company’s growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned services may not achieve significant acceptance.  Such acceptance, if achieved, may not be sustained for any significant period of time.  Failure of the Company’s services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

The Company may be unable to manage its future growth, should its business ever grow.

The Company expects to experience continuous growth for the foreseeable future.  Its growth may place a significant strain on management, financial, operating and technical resources.  Failure to manage this growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Because we have only built one prototype machine to manufacture our vertical blind repair kit product, our vertical blind repair kit may not work properly and/or the production cost can exceed expectations, and if we do not succeed in being able to develop, launch and market our vertical blind repair kit in a timely manner, our business, operations, and potential for profitability will be severely hampered

Although we estimated the cost of production of our vertical blind repair kit on large scale, we have never actually produced our product on a large scale before; so the cost of production could be higher than expected.  Thus it is possible we may not be able to offer our product at a price which garners a profit.  Furthermore, we may find problems in the manufacturing process and/or vertical blind repair kit function/application. If we are unable to develop our product, we will have to cease our operations, resulting in the complete loss of your investment.

Our product may not be able to distinguish itself in the market.

There are a wide range of companies that offer similar products so, if we are unable to demonstrate clearly the concept that makes our products unique to the public and they don’t acknowledge the singularity and innovation of our products, we may be unable to attract enough clients

RISKS ASSOCIATED WITH OUR SECURITIES

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker after the effective date of the registration statement of which this prospectus forms a part to apply to have our shares of common stock quoted on the Over-the-Counter Bulletin Board (“OTCBB”).  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between BRK, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.  In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

In the event that the Company`s shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of the company`s shares.

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this prospectus, Brian Keasberry, our sole officer and director beneficially owned 1,275,000 shares of our common stock, or 31.0% of our issued and outstanding shares of common stock, an Melissa Carroll beneficially owned 1,225,000 shares of our common stock, or 29.8% of our issued and outstanding shares of common stock.  As a result, each of Brian Keasberry and Melissa Carroll will have significant influence to:

•	elect or defeat the election of our directors;
•	amend or prevent amendment of our articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our sole officer and director, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our sole officer and director, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We have issued $75,089 of promissory notes which are convertible into shares of our common stock at an exercise price of $0.005 per share, for an aggregate of 15,017,880 shares of our common stock.  If and when these promissory notes are converted into shares of our common stock, you will experience the dilution of your common stock ownership.

The Company has outstanding convertible promissory notes in an aggregate principal amount of $75,089, which may convert at any time into an aggregate of 15,017,880 shares of common stock, at a conversion rate of $0.005 per share.  If and when these promissory notes are converted into shares of our common stock, our stockholders at the time of conversion will experience the dilution of both their equity interests and the earnings per share of common stock.  Such dilution may be substantial, depending upon the amount of shares issued of the conversion of the promissory notes.

Lack of employment agreements with key management risking potential of the loss of the Company’s sole officer and director.

We do not currently have an employment agreement with any of our key management, currently our sole officer and director, Brian Keasberry, or key man insurance on his life.  Our future success will depend in significant part on our ability to retain and hire key management personnel.  Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

We are solely governed by a single executive officer and director, and, as such, there may be significant risk to us from a corporate governance perspective.

Mr. Keasberry, our sole officer and director, makes decisions such as the approval of related party transactions, the compensation of executive officers, and the oversight of the accounting function. Additionally, because we only have only one executive officer, there may be limited segregation of executive duties, and thus, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us.  In addition, Mr. Keasberry will exercise full control over all matters that require the approval of a Board of Directors. Accordingly, the inherent controls that arise from the segregation of executive duties and review and/or approval of those duties by the Board of Directors may not prevail.  We have not adopted corporate governance measures such as an audit or other independent committees as we presently do not have any independent directors.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the New York Stock Exchange or the Nasdaq Stock Market, on which their securities are listed.  Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, Brian Keasberry, who will receive no commissions.  He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares.  Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state.  There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

Current management’s lack of experience in and/or with operating a reporting issuer under the Securities Exchange Act of 1934, as amended, or a public company, means that it is difficult to assess, or make judgments about, our potential success.

Our sole officer and director, Brian Keasberry, does not have any prior experience with running or operating a public company. With no direct training or experience in this area, our sole officer and director may not be fully aware of many of the specific requirements related to running a public company.  For example, our sole officer’s and director’s decisions and choices may fail to take into account standard accounting and other managerial approaches public companies commonly use.  Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and director’s future possible mistakes, lack of sophistication, judgment or experience in running and operating a public company.

We will incur ongoing costs and expenses for sec reporting and compliance.  Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact after the effective date of the registration statement of which this prospectus forms a part to apply to have our shares of common stock quoted on the OTC Electronic Bulletin Board.  To be eligible for quotation, issuers must remain current in their filings with the SEC.  In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

We will experience substantial increases in our administrative costs after the effective date of this Prospectus. We anticipate spending an additional approximately $16,036 on professional and administrative fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and commencing our development program.  Total expenditures over the next 12 months are therefore expected to be approximately $45,600.  If we do not raise sufficient funds to finance our operations for our plan of operation, we expect the minimum amount of such expenses to be approximately $15,000, which amount is limited to meeting our reporting obligations with the SEC.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.  The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:  (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders.  Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.  Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.  The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

MARKET FOR OUR COMMON STOCK

MARKET INFORMATION

There is no established public market for our common stock.  After the effective date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted.  We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted.  Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 4,099,920 shares of our common stock since our inception on May 22, 2008. The Company also has outstanding convertible promissory notes in an aggregate principal amount of $75,089 , which may convert at any time into an aggregate of 15,017,880 shares of common stock, at a conversion rate of $0.005 per share. There are no outstanding options or warrants that are convertible into shares of common stock.

HOLDERS

We had 10 holders of record of our common stock as of December 12, 2011.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We have not established any compensation plans under which equity securities are authorized for issuance.

USE OF PROCEEDS

Our offering of 900,080 shares of common stock is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed.  The offering price per share is 0.125. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  We are not receiving any proceeds from the sale of the 1,559,920 shares of common stock being resold by selling shareholders of the Company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
NET PROCEEDS FROM THIS OFFERING	$28,125	$56,255	$84383	$112,510
Legal	4,000	5,000	5,000	5,000
Accounting and auditing	10,500	14,000	14,000	14,000
Printing	500	500	500	500
TOTAL	$15,000	$19,500	$19,500	$19,500

GENERAL BUSINESS DEVELOPMENT
Travel expenses	$3,000	$6,000	$7,500	$9,000
TOTAL	$3,000	$6,000	$7,500	$9,000

ADMINISTRATION EXPENSES
Rent	7,200	7,200	7,200	7,200
Management salaries	$0	$6,000	$12,000	$24,000
Consultant fees	$0	$3,000	$3,000	$9,000
Office supplies, Stationery, Telephone	$1,000	$1,000	$1,000	$1,000
TOTAL	$8,200	$17,200	$23,200	$41,200

PRODUCTION AND SALES
Inventory	$-	$3,555	$10,000	$15,000
Sales and Marketing Costs	$1,928	$10,000	$24,183	$27,810
TOTAL	$1,928	$13,555	$34,183	$42,810

TOTALS	$0	$0	$0	$0

The above figures represent only estimated costs.  All proceeds will be deposited into our corporate bank account. Any funds that we raise from our offering of 900,080 shares will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 500,000 shares in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.   If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. If that happens, you will lose your investment and your funds will be used to pay creditors.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 900,080 shares being offered has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.  We will not receive any of the proceeds from the sale of the 1,599,920 common shares being offered for sale by the selling stockholders, which 1,599,920 shares of our common stock may be offered and sold from time to time by the selling stockholders.  The selling shareholders will sell our shares at 0.125 per share until our shares are quoted on the OTCBB, if at all, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

SELLING STOCKHOLDERS

The common shares being offered for resale by the 8 selling stockholders consist of 1,599,920 of our common stock, $0.001 par value per share. The following table sets forth the shares beneficially owned, as of February 9, 2012, by the selling stockholders prior to the offering by existing stockholders contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,099,920 shares of our common stock issued and outstanding as of January 17, 2012 . The Company also has outstanding convertible promissory notes in an aggregate principal amount of $75,089 , which may convert at any time into an aggregate of 15,017,880 shares of common stock, at a conversion rate of $0.005 per share.  We do not have any outstanding options or warrants convertible into shares of our common stock.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares owned After the Offering is Complete

Blue Diamond Equities (1)	199,920	199,920	0	0
0832322 BC Ltd. (2)	200,000	200,000	0	0
Elco Securities (3)	200,000	200,000	0	0
Blackstone Energy Solutions Inc. (4)	200,000	200,000	0	0
Justin Mongiardo (5)	200,000	200,000	0	0
Sungate Capital (6)	200,000	200,000	0	0
Capilano Capital (7)	200,000	200,000	0	0
Christina Mongiardo (8)	200,000	200,000	0	0
Total	4,099,920	1,599,920	2,500,000	0
_____________
(1)
Voting or investment power for Blue Diamond Equities is held by Melissa Carroll.   Shares issued on November 8, 2011, pursuant to conversion at a rate of $.005 per share, under the terms and conditions of that certain promissory note dated December 16, 2010, in the principal amount of $1,000, with a term of two years and no interest.

(2)
Voting or investment power for 0832322 BC Ltd. is held by Paul Oteman.   Shares  issued on November 8, 2011, pursuant to conversion at a rate of $.005 per share, under the terms and conditions of that certain promissory note dated February 15, 2011, in the principal amount of $5,000, with a term of two years and no interest.

(3)
Voting or investment power for Elco Securities is held by Lawrence Collie.   Shares issued on November 8, 2011,  pursuant to conversion at a rate of $.005 per share, under the terms and conditions of that certain promissory note dated March 4, 2011, in the principal amount of $10,000, with a term of two years and no interest.

(4)
Voting or investment power for Blackstone Energy Solutions Inc. is held by Paul Donion.   Shares issued on November 8, 2011, pursuant to conversion at a rate of $.005 per share, under the terms and conditions of that certain promissory note dated March 2, 2011, in the principal amount of $5,000, with a term of two years and no interest.

(5)
Shares issued on October 7, 2011, pursuant to conversion at a rate of $.005 per share, under the terms and conditions of that certain promissory note dated January 7, 2011, in the principal amount of $1,000, with a term of two years and no interest.

(6)
Voting or investment power for Sungate Capital is held by Geva Rémy.   Shares issued on November 8, 2011, pursuant to conversion at a rate of $.005 per share, under the terms and conditions of that certain promissory note dated May 31, 2011, in the principal amount of $10,000, with a term of two years and no interest.

(7)
Voting or investment power for Capilano Capital Inc. is held by Steven Drayton.   Shares issued on November 8, 2011, pursuant to conversion at a rate of $.005 per share, under the terms and conditions of that certain promissory note dated July 19, 2011, in the principal amount of $10,000, with a term of two years and no interest.

(8)
Shares issued on October 7, 2011, pursuant to conversion at a rate of $.005 per share, under the terms and conditions of that certain promissory note dated September 27, 2011, in the principal amount of $1,000, with a term of two years and no interest.

None of the selling stockholders has a relationship with us other than as a shareholder, has ever been one of our officers or directors, or is a broker-dealer registered under the Securities Exchange Act, as amended, or an affiliate of such a broker-dealer

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading.  We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

DILUTION

The price of our offering of 900,080 shares is fixed at 0.125 per share.  This price is significantly higher than the $0.005 price per share beneficially paid by certain selling shareholders

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of July 31, 2011, the net tangible book value of our shares of common stock was $26,432 or $.006 per share based upon 4,099,920 shares outstanding .

Existing Stockholders if all of the Shares are Sold

Price per share	$.005
Net tangible book value per share before offering	$0
Potential gain to existing shareholders	$514,490
Net tangible book value per share after offering	$.010
Increase to present stockholders in net tangible book value per share after offering	$.016
Capital contributions	$0
Number of shares outstanding before the offering	4,099,920
Number of shares after offering held by existing stockholders	900,080
Percentage of ownership after offering	81.0%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$.125
Dilution per share	$.10
Capital contributions	$112,510
Percentage of capital contributions	100%
Number of shares after offering held by public investors	900,080
Percentage of ownership after offering	19.0%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$.125
Dilution per share	$.11
Capital contributions	$84,383
Percentage of capital contributions	100%
Number of shares after offering held by public investors	675,060
Percentage of ownership after offering	14.1%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$.125
Dilution per share	$.11
Capital contributions	$56,255
Percentage of capital contributions	100%
Number of shares after offering held by public investors	450,040
Percentage of ownership after offering	9.8%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$.125
Dilution per share	$.11
Capital contributions	$28,128
Percentage of capital contributions	100%
Number of shares after offering held by public investors	225,020
Percentage of ownership after offering	5.2%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

OVERVIEW

We were incorporated in the State of Nevada on May 22, 2008.  Our offices are currently located at 3871 S. Valley View Blvd., Unit 70, Las Vegas, Nevada 89703.  Our website, which is currently being developed, is www.blindrepairkit.com.  The information that is or will be contained on our website does not form a part of the registration statement of which this prospectus is a part.

We are a development stage company that has not generated any revenue and has had limited operations to date. From May 22, 2008 (inception) to October 31, 2011, we have incurred accumulated net losses of $67,029 .  As of October 31, 2011, we had total assets of $22,555 , and $89,584 in liabilities, respectively. Based on our financial history since inception, our independent auditor has expressed substantial doubt as to our ability to continue as a going concern.

We are a development stage company which is engaged in the development, sales and marketing of a vertical blind repair kit.  We anticipate that our revenue will come from the sale of our blind repair kits. We anticipate that our operations will begin to generate revenue approximately 3 months following the date of this prospectus. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

To date, we have developed a prototype vertical blind repair kit and a machine to manufacture the vertical blind repair kits.  We have also been in contact with professional advisors regarding legal compliance, accounting disclosure statements and financial reporting. We have also developed a website.

ACTIVITIES TO DATE

We have done extensive research into the business opportunity of selling our vertical blind repair kit, which includes contacting and speaking with potential retain outlets for our product.    However, the potential retail outlets had general concerns about BRK’s ability to supply a sufficient quantity of our product to merit large orders of our product.

BRK’s management then performed a cost benefit analysis comparing outsourcing manufacturing in China and self-manufacturing in the US.  Management determined the product could be better manufactured and quality better controlled, at a lower cost, with in-house manufacturing, provided that a special machine could be built and tooled for the job.

To date, BRK Inc. has achieved the following milestones:

•	privately raised funds;
•	rented start-up operating space;
•	designed the first purpose built machine to manufacture blind repair kits; and
•	hired a machinist to build the machine – now complete.

REVENUES AND RESULTS OF OPERATIONS

As of October 31, 2011, our cash balance is $1,665 .  As of October 26, 2011, our cash balance was $2,665.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Melissa Carroll, one of our affiliates by virtue of being a 29.8% holder of our shares of common stock, who has an informal arrangement to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Ms. Carroll, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to us.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $46,500 of funding from this offering. Being a development stage company, we have very limited operating history.  After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing.

We are a development stage company and have generated no revenue to date. Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan.  The exact amount of funding will depend on funding required for full implementation of our business plan.

EXPENDITURES AND PLAN OF OPERATION FOR THE REMAINDER OF FISCAL 2011

We expect our expenses for the coming year to be minimal, as we are negotiating to hire commission based sales personnel.  Our CEO Brian Keasberry will run the machine to manufacture the product as well as design the next generation of our product along with expansion lines.   If we do not generate any revenue we may need a minimum of $15,000 of additional funding to run out business while we reassess our situation and decide on the scale of our future expansion if any.

We estimate needing $15,000 to continue operations assuming we raise minimum of $28,125 but are unable to generate any revenue at the end of the twelve month period.  The $15,000 will be used to pay for our reporting obligations ($10,000 per year), advertising expenses and operating costs.

If we do not receive any proceeds from the offering the minimum amount of $28,125 we require to operate for the next 12 months may be loaned to us by Ms. Carroll and her contacts, who have informally agreed to advance us funds, however, no formal commitment, arrangement or legal obligation to advance or loan funds to the company exists.

12-MONTH PLAN OF OPERATION

The 12 month period starting upon the completion of the machine, which  occurred in the first week of February 2012, will be spent primarily on marketing our product.

The second stage is to develop our company’s website, which will be functional within 1-30 days.  We expect that we will complete our website by the end of February 2012.

The third stage consists in our product Marketing and Sales campaign including: implementing sales staff, collateral materials production including business cards, sell sheets, promo packs, samples, etc.).  We have commenced this activity and it will be ongoing.

If we are unable to complete any phase of our systems development or marketing efforts because we don’t have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our business development plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment

The table below represents a breakdown of our anticipated budget for development of our business, which we estimated to be approximately $45,600 spread over a twelve month period.

Activity	Amount
Web/graphic design / hosting	$600
Marketing & Company collateral	$5,000
Advertising	$3,000
Office Lease	$10,000
Office Equipment & Supplies	$2,500
Offices expenses	$500
Telephone	$5,000
Miscellaneous	$2,000
Legal and Accounting	$15,000
Transfer Agent	$2000
TOTAL	$45,600.00

In additional, we plan to engage in the following activities in the next 12 months:

Set up Office:  Desktop computer - order tracking system. We believe that it will cost at least $1,000 to set up office and obtain the necessary equipment to begin operations.  We have set up our offices and believe that our tracking system will be operational by April 2012.

Develop Our Website:  Time Frame: 1-30 days.  We will be utilizing a turnkey service to develop and host our site.  We expect that we will complete our website by the end of February 2012.

Commence Marketing Campaign:  Time Frame: 1-30 days.  In conjunction with web development we will create and print collateral materials/sales tools for our sales team.  We commenced this activity in February 2012 and it will be an ongoing activity.

Negotiate service agreements with potential wholesale customers:  Time Frame: 1-30 days.  We anticipate commencing the negotiation of service agreements with potential wholesale customers in April 2012.

We plan to contact and start negotiation with potential wholesale customers, such as property management companies, school district purchasing departments, and the GSA contract (currently in processing) by April 2012.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures.  If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a Salesperson:  Time Frame: 1-30 days.  This activity commenced on February 2, 2012 and will be ongoing.

If we sell 100% shares in this offering, we intend to retain a sales manager to introduce our products.  The sales manager’s goal would be to find new potential purchasers, and to set up agreements with wholesale customers to buy our vertical blind repair kit.  The sales manager will be paid a commission based on his organization’s productivity.

OFF-BALANCE SHEET ARRANGEMENTS

None.

LIQUIDITY AND CAPITAL RESOURCES

At October 31, 2011, we had a cash balance of $1,665. At January 5, 2012 , we had a cash balance of $11,045 . Our expenditures over the next 12 months are expected to be approximately $45,600.

During the year ended April 30, 2011 and six month ended October 31, 2011, the company issued multiple convertible promissory notes of $53,089 and $30,000 respectively to various entities. The notes bear interest at 0%, have two-year terms and are unsecured. The notes are convertible at $0.005 into shares of the Company’s common stock.  As of April 30, 2011 and October 31, 2011, the balance for short term convertible notes payable are $3,814 and $38,814 respectively and long term convertible notes payable are $49,275 and $44,275 respectively.

The Company has relied on both loans and advances from officers and external sources for financing. As of October 31, 2011 the Company had issued $ 83,089 of non-interest bearing convertible notes, convertible into common stock at $0.005 per share. As of October 31, 2011, there are no advances from officers to the Company. The Company does not have any formal agreement with management for advancing funds to the Company.

Based on our current cash position, we will be able to continue operations for approximately 3 months, assuming we do not raise additional funding. We believe our current cash and net working capital balance is only sufficient to cover our expenses for maintaining our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $39,587, to complete our plan of operation for the next 12 months.  We expect that additional funding will likely come from the sale of the 900,080 shares of common stock in the offering described in this prospectus.  We do not have any private financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operation. In the absence of such financing, our business will fail.

GOING CONCERN CONSIDERATION

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Development-Stage Company

The accompanying consolidated financial statements have been prepared in accordance with Financial Accounting Standards Board’s Accounting Standard Codification (FASB ASC) 915-205 “Development-Stage Enterprises”.  A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenue there from.  Development-stage companies report cumulative costs from the enterprise’s inception.

Cash and Cash Equivalents

BRK considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Impairment of long-lived assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value.

Basic and diluted net income per share

Basic and diluted net income per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted net income per share is the same due to the absence of common stock equivalents.

Income Taxes

BRK recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. BRK  provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Recently Issued Accounting Pronouncements

BRK does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flows.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

BRK Inc. was incorporated in the State of Nevada on May 22, 2008.  To date we have issued 4,099,920 shares.   The Company also has outstanding convertible promissory notes in an aggregate principal amount of $75,089, which may convert at any time into an aggregate of 15,017,880 shares of common stock, at a conversion rate of $0.005 per share. We are engaged in the development, sales and marketing of vertical blind repair kits.  Brian Keasberry has served as our sole President, Treasurer and Director from the date of our formation on May 22, 2008 to the current date. Mr. Keasberry and Melissa Carroll have acted as promoters of BRK, Inc. since our inception.

IN GENERAL

We have designed a unique solution to a common household problem: ripped vertical blinds.  We have also designed and built a machine to manufacture the solution, which is our product: The Blind Repair Kit.  Preliminary market testing indicates consumer acceptance although further and more extensive offerings are needed to confirm initial results. Brian Keasberry, our President and sole Director, has at various time conducted all of our tests, beginning in 1999.  Besides testing various solutions on his own vertical blinds, Mr. Keasberry also repaired vertical blinds belonging to family members and friends of Mr. Keasberry.  Mr. Keasberry concluded from this testing experience that there may be a consumer market for a vertical blind repair kit, designed the blind repair kit owned by BRK and had several thousand sample blind repair kits made by a third-party manufacturer.  Next, Mr. Keasberry, started a website, www.blindrepairkit.com, and with no advertising whatsoever, sold those several thousand sample blind repair kits to people who contacted him through the website, and that experience led Mr. Keasberry to believe that there is a consumer market for a vertical blind repair kit, whereupon he decided to form BRK, Inc. in order to commercialize a vertical blind repair kit.

To date we have generated no revenues, and have relied on equity and debt financing.

BLIND REPAIR KIT

Our blind repair kit product consists of a specially made plastic mold, that provides seamless, invisible repairs for vertical blinds that have had their “hanging hole” ripped.  It allows the blind owner to extend the life of the blind vane and eliminates the need to special order or replace blinds due to small damage.  The Blind Repair Kit is manufactured in the US in our own facility, allowing us to monitor quality and delivery dates.

MARKETING AND SALES

Although only preliminary marketing has been conducted to date, initial results are encouraging.  We intend to intensify our marketing efforts through a newly designed website, and by hiring a commissioned based sales force (negotiations are in progress).  We have also ensured we are compliant with major retail outlet buying processes.

SALES REVENUE

To date we have no sales revenue.

COMPETITION

The company has identified a market opportunity for vertical blind repair kits in the blind repair industry.  We have several competitors, such as Fix My Blinds, Fix a Slat, and Shop Home Trends, all of whom appear to already sell blind repair kits.  Existing or new competitors may enter this segment of the blind repair kit industry with superior repair kits or solutions, thus rendering our blind repair kit obsolete and nullifying our competitive advantage at the time, if any.  There may be manufacturers in certain vertical markets, such as the manufacturers of entire vertical blinds systems, could enter the blind repair kit industry and have financial, technical, manufacturing or marketing capacities superior to our own or have long standing business relationships with homeowners, our primary potential customers.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that government regulation will have a material impact on the way we conduct our business, however, any government regulation imposing greater regulation or restrictions on home repair products could harm our business and operating results.

PATENTS, TRADEMARKS AND COPYRIGHTS

We do not own, either legally or beneficially, any patents or trademarks. We intend to protect our website with copyright laws. Beyond our trade name, we do not hold any other intellectual property.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first 12 months following the date of this prospectus related to the development of our website.

FACILITIES

We currently do not own any physical property or own any real or intangible property. Our current business address is S. Valley View Blvd., Unit70, Las Vegas, Nevada 89103. Our telephone number is 855-702-8275.  We believe this space is sufficient for our current purposes and will be sufficient until we raise financing and begin full scale production. The Company intends to lease larger offices or facilities at such time as it has sufficient financing to do so.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any of its officers and directors.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  We will also make these reports available on our website once our website is completed and launched.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions

Brian Keasberry	48	President, Treasurer, Secretary and sole Director

Brian Keasberry - President, Treasurer, Secretary and sole Director

Mr. Keasberry has served as our President, Treasurer, Secretary and sole Director since our formation on May 22, 2008.  From February 2007 until January 2008, Mr. Keasberry was employed by for VisionXpo in Las Vegas, Nevada, where he worked part-time assembling and dismantling displays, booths and exhibits for trade shows in Las Vegas.  From June 2003 until January 2007, Mr. Keasberry worked independently on his blind repair kit invention.  From December 1996 until June 2003, Mr. Keasberry owned and operated his own carpet cleaning business, Carpet Care Solutions, in Calistoga and St. Palmdale, California.

TERM OF OFFICE

Each of our directors serves for a term on our Board of Directors that expires until the next annual meeting of shareholders, until his successor shall have been elected and qualified, or until his earlier resignation, death or removal from office in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors, both of whom also serve as officers of the Company. Thus, there is an inherent conflict of interest.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 5000(a)(19) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that each of Mr. Keasberry is not “independent” within the meaning of such rules.

SIGNIFICANT EMPLOYEES

We have no significant employees.

PROMOTER

In addition to Brian Keasberry, our sole officer and director, Melissa Carroll is a promoter of the Company since she was a co-founder of the Company with Mr. Keasberry.  Ms. Carroll is currently an affiliate of the Company by virtue of her beneficial ownership interest of 1,225,000 shares of common stock of the Company, which amounts to approximately 29.8% of the issued and outstanding shares of common stock of the Company.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

						Non-Equity
						Incentive	Nonqualified
Name and				Stock	Option	Plan	Deferred	All Other
Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation($)	Compensation($)	Compensation($)	Total ($)
Brian Keasberry (1)	2011	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0

(1) President, Treasurer, Corporate Secretary and sole Director

Our sole director has not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any directors for serving on our board of directors.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There is currently no employment or other contract or arrangement with any of our officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to officers that would result from their resignation, retirement or other termination from us. There are no arrangements for our officers that would result from a change-in-control. None of our officers have received monetary compensation since our inception to the date of this prospectus.

STOCK OPTION GRANTS

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our officers or directors since our inception; accordingly, none were outstanding as of the date of this prospectus.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of April 30, 2011:

	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash($)	Awards($)	Awards($)	Compensation($)	Earnings($)	Compensation($)	Total($)
Brian Keasberry	0-	0-	0-	0-	0-	0-	0-

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 22, 2008, we issued to Brian Keasberry, our President, Treasurer, Corporate Secretary and Sole Director, a total of 1,275,000 shares of common stock in consideration for being a co-founder the Company.

On May 22, 2008, we issued to Mel Carroll, a total of 1,225,000 shares of common stock in consideration for being a co-founder of the Company.

We have not entered into any other transaction, nor are there any proposed transactions, in which our directors and officers, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Brian Keasberry, our sole officer and director, may be considered a promoter of the Company due to his participation in the formation of the Company and his management of the business since our incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding our common stock owned on February 9, 2012 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

		Number of Shares Owned	Percent of
Title of Class	Name and Address of Beneficial Owner (2)	Beneficially (3)	Class Owned

Common Stock:	Brian Keasberry, President, Treasurer, Corporate Secretary and Director (1)	1,275,000	31.09%

Common Stock:	Mel Carroll, VP Marketing (1)	1,225,000	34.75%

All executive officers and directors as a group (one person)		1,275,000	31.09%
_________
(1) Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown, subject to applicable community property laws, and the mailing address for each beneficial owner is 3871 S. Valley View Blvd., Unit 70, Las Vegas, Nevada 89103.

(2) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 9, 2012 . As of the date of this prospectus, there were 4,099,920 shares of our common stock issued and outstanding. The Company also has outstanding convertible promissory notes in an aggregate principal amount of $75,089, which may convert at any time into an aggregate of 15,017,880 shares of common stock, at a conversion rate of $0.005 per share.

(3) Based on 4,099,920 shares of common stock outstanding as of the date of this prospectus.

PLAN OF DISTRIBUTION

Plan of Distribution for the Company’s Initial Public Offering of 900,080

BRK, Inc. has 4,099,920 common shares of common stock issued and outstanding as of the date of this prospectus.   The Company also has outstanding convertible promissory notes in an aggregate principal amount of $75,089, which may convert at any time into an aggregate of 15,017,880 shares of common stock, at a conversion rate of $0.005 per share.   The Company is registering an additional 900,080 shares of its common stock for sale at the price of .125 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Brian Keasberry, our President, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.  Mr. Keasberry are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Mr. Keasberry will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.  Mr. Keasberry are not, nor have he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer.  At the end of the offering, Mr. Keasberry will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Keasberry will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

BRK, Inc. will receive all proceeds from the sale of the 900,080 shares being offered. The price per share is fixed at 0.125 for the duration of this offering.   Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board.  In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company.  Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.  The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of .125 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which BRK, Inc. has complied.  In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

BRK, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Plan of Distribution for the Offering of 1,599,920 Shares by the Selling Stockholders

As of the date of this prospectus, there is no market for our securities.   After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board.   Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our shares of common stock at a fixed price of .125 per common share.  After our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	privately negotiated transactions;
•	market sales (both long and short to the extent permitted under the federal securities laws);
•	at the market to or through market makers or into an existing market for the shares;
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
•	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a price per share of .125.   After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share.   Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder.  Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.  After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.   The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers.  Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time.  After our common stock becomes eligible for trading on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction.  We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M.  All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution  participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 1,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, 2011, there were 4,099,920 shares of our common stock issued and outstanding that were held by 10 registered stockholders of record and no shares of preferred stock issued and outstanding.   The Company also has outstanding convertible promissory notes in an aggregate principal amount of $75,089, which may convert at any time into an aggregate of 15,017,880 shares of common stock, at a conversion rate of $0.005 per share.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

BLANK CHECK PREFERRED STOCK

The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

OPTIONS, WARRANTS AND RIGHTS

We have outstanding convertible promissory notes in an aggregate principal amount of $75,089.  The notes bear interest at 0%, are have terms of two years and are unsecured.  The notes are convertible at any time at a conversion price of $0.005, into an aggregate of 15,017,880 shares of the Company’s common stock. There are no outstanding options or warrants.

PREFERRED STOCK

We are authorized to issue up to 1,000,000 shares of preferred stock of which no shares have been issued.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

TRANSFER AGENT

We do not currently have a Transfer Agent but we are in the process of retaining one.

ANTI-TAKEOVER LAW

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.  The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.  An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with BRK, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Offices of Thomas E. Puzzo, PLLC., with an address of 3823 44th Ave. NE, Seattle, Washington 98105, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus . MaloneBailey, LLP, our independent registered public accountant, has audited our financial statements for the period ended April 30, 2011, included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. MaloneBailey, LLP, has presented its report with respect to our audited financial statements.

WHERE YOU CAN FIND AVAILABLE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

BRK, INC.
FINANCIAL STATEMENTS AND ACCOMPANYING FOOTNOTES

TABLE OF CONTENTS

1.	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

Financial Statements for the Six Months Ended October 31, 2011and 2010 (unaudited) and Years Ended April 30, 2011 and 2010 (Audited)

2.	BALANCE SHEETS	F-3
3.	STATEMENTS OF OPERATIONS	F-4
4.	STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)	F-5
5.	STATEMENTS OF CASH FLOWS	F-6
6.	NOTES TO FINANCIAL STATEMENTS	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
BRK, Inc.
Las Vegas, Nevada
(A Development Stage Company)

We have audited the accompanying balance sheets of BRK, Inc. (a development stage company) (the “Company”) as of April 30, 2011 and April 30, 2010, and the related statements of operations, cash flows and changes in stockholders' equity (deficit) for the years then ended and the period from May 22, 2008 (inception) through April 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of April 30, 2011 and April 30, 2010, and the results of its operations and its cash flows for the years then ended and the period from May 22, 2008 (inception) through April 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations  and no revenues which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONEBAILEY, LLP
MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
November  8, 2011

BRK, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	October 31,	April 30,
	2011	2011	2010
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$1,665	$437	$24
Prepaid expense	700	6,242	--
Total current assets	2,365	6,679	--
Fixed assets
Construction in progress	20,190	20,190	--

Total assets	22,555	26,869	24

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	4,000	--	--
Convertible notes payable-current portion	38,814	3,814	179
Short term debt	2,495
Notes payable-related party	--	--	1,220
Total current liabilities	45,309	3,814	1,399

Long term liabilities
Convertible notes payable – long term	44,275	49,275	--
Total long term liabilities	44,275	49,275	--

Total liabilities	89,584	53,089	1,399

Stockholders’ deficit:
Preferred stock, 0.001 par value, 1,000,000 authorized, none outstanding	--	--	--
Common stock, 0.001 par value 100,000,000 authorized 2,500,000 issued and outstanding, respectively	2,500	2,500	2,500
Additional paid in capital	(2,500)	(2,500)	(2,500)
Accumulated deficit	(67,029)	(26,220)	(1,375)
Total stockholders’ deficit	(67,029)	(26,220)	(1,375)

Total liabilities and stockholders’ equity(deficit)	$22,555	$26,869	$24

The accompanying notes are an integral part of these audited financial statements.

BRK, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	Six Months Ended October 31,		Year Ended April 30,		From Inception May 22, 2008 through October 31,
	2011	2010	2011	2010	2011
	(Unaudited)	(Unaudited)
Operating expenses:
General and administrative expense	40,889	5,155	24,845	1,294	67,109
Loss from operations	(40,889)	(5,155)	(24,845)	(1,294)	(67,109)

Other income(expense)	80	--	--	--	80

Net loss	$(40,809)	$(5,155)	$(24,845)	$(1,294)	(67,029)

Net loss per share, basic and diluted	$(0.02)	$(0.00)	$(0.01)	$(0.00)

Weighted average number of shares outstanding	2,500,000	2,500,000	2,500,000	2,500,000

The accompanying notes are an integral part of these audited financial statements.

BRK, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS’ DEFICIT
For the period from May 22, 2008 (Date of Inception) to October 31, 2011

					Total
			Additional		Stockholders’
	Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Balances at May 22, 2008	$--	$--	$--	$--	$--
Founder shares issued	2,500,000	2,500	(2,500)	--	--

Net loss	--	--	--	(81)	(81)

Balances at April 30, 2009	2,500,000	2,500	(2,500)	(81)	(81)

Net loss	--	--	--	(1,294)	(1,294)

Balance at April 30, 2010	2,500,000	2,500	(2,500)	(1,375)	(1,375)

Net loss	--	--	--	(24,845)	(24,845)

Balances at April 30, 2011	2,500,000	2,500	(2,500)	(26,220)	(26,220)
Net loss	--	--	--	(40,809)	(40,809)

Balances at October 31, 2011 (unaudited)	2,500,000	$2,500	$(2,500)	$(67,029)	$(67,029)

The accompanying notes are an integral part of these audited financial statements.

BRK, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	Six Months Ended October 31,		Year Ended April 30,			From inception (May 22, 2008) through October 31,
	2011	2010	2011		2010	2011
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(40,809)	$(5,155)	$	(24,845)	$(1,294)	$(67,029)
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Changes in operating assets and liabilities:
Accounts payable	4,000					4,000
Prepaid expense	5,542			(6,242)	--	(700)
Net cash provided by (used in) operating activities	(31,267)	(5,155)		(31,087)	(1,294)	(63,729)

Cash flows from investing activities: Payment for construction in progress	--	--		(20,190)	--	(20,190)
Net cash used in investing activities				(20,190)	--	(20,190)

Cash flows from financing activities:
Net borrowings on notes payable	32,495	5,000		52,910	179	85,584
Net borrowings(payment) on notes payable from related party	--	335		(1,220)	120	--
Net cash provided by (used in) financing activities	32,495	5,335		51,690	299	85,584

Net increase (decrease) in cash	1,228	180		413	(995)	1,665
Cash – beginning of year	437	24		24	1,019	--
Cash – end of year	$1,665	$204		$437	$24	$1,665

SUPPLEMENT DISCLOSURES:
Interest paid	$--	$--		$--	$--	$--
Income taxes paid	--	--		--	--	--

The accompanying notes are an integral part of these audited financial statements.

BRK, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

BRK., Inc. (“BRK” or the “Company”) was incorporated on May 22, 2008 as a Nevada corporation. The Company has developed a product for the repair of hanging venetian blinds. As part of this development the Company has completed the development and is building a machine to make the parts for blind repair that it is selling. The development and testing of the machine is near completion with production and marketing of the product to begin in the very near future.

NOTE 2- CRITICAL ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Development-Stage Company

The accompanying consolidated financial statements have been prepared in accordance with Financial Accounting Standards Board’s Accounting Standard Codification (FASB ASC) 915-205 “Development-Stage Enterprises". A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenue there from. Development-stage companies report cumulative costs from the enterprise’s inception.

Cash and Cash Equivalents

BRK considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.
Property and Equipment

Property and equipment is presented at cost less accumulated depreciation. Expenditures for renewals and improvements are capitalized and depreciated, while repairs and maintenance are charged to expense as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in current operations. There were none noted for year ended April 20, 2011 and 2010.

Impairment of long-lived assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value.

Basic and diluted net income per share

Basic and diluted net income per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted net income per share is the same due to the absence of common stock equivalents.

Income Taxes

BRK recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. BRK provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Recently Issued Accounting Pronouncements

BRK does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flows.

NOTE 3 - GOING CONCERN

As shown in the accompanying financial statements, BRK has an accumulated deficit of $26,220 as of April 30, 2011 and incurred a loss from operations of $24,845 for the year ended April 30, 2011. Unless profitability and increases in stockholders’ equity continues, these conditions raise substantial doubt as to BRK’s ability to continue as a going concern. The April 30, 2011 financial statements do not include any adjustments that might be necessary if BRK is unable to continue as a going concern.

BRK continues to review its expense structure reviewing costs and their reduction to move towards profitability. The Company’s expenses are planned to decrease resulting in profitability and increased shareholders’ equity.

NOTE 4 – INCOME TAXES

The Company follows Accounting Standards Codification 740, Accounting for Income Taxes.

The Company did not have taxable income for the years ended April 30, 2011 or 2010.The Company’s deferred tax assets consisted of the following as of April 30, 2011 and 2010:

	2011	2010
Net operating loss	$26,220	$1,375
Total deferred tax asset	9,177	481
Valuation allowance	(9,177)	(481)
Net deferred tax asset	$-	$-

The Company had a net loss of $24,845 for the year ending April 30, 2011 and $1,294 for the same period ending in 2010. As of April 30, 2011, the company’s net operating loss carryforward was $26,220 that will begin to expire in the year 2029.

NOTE5 – COMMON STOCK

At inception the Company issued 1,275,000 shares of common stock to the sole officer and director of the Company. In addition the Company issued 1,225,000 shares of common stock to another individual. The shares issued to both parties were considered founder’s shares and were deemed to have no value.

NOTE 6 - RELATED PARTY TRANSACTIONS

During the course of the two years, an officer advanced money to the Company. The Company has paid back the amount advanced by the officer so as of April 30, 2011 and 2010 the balance due to related party is zero and $1,220, respectively.

NOTE 7 – CONSTRUCTION IN PROGRESS

The Company is developing and building a machine to manufacture repair parts to repair hanging venetian blinds. The construction in progress had a balance of $20,190 as of April 30, 2011. Construction of the machine had not been completed therefore the Company has elected to carry the asset as construction in progress. Upon the machine being put into production, the machine will be classified as a fixed asset and depreciated over the estimated useful life.

NOTE 8- NOTE PAYABLE

During the year ended April 30, 2011 and six month ended October 31, 2011, the company issued multiple convertible promissory note of $53,089 and $30,000 respectively to various entities. The notes bear interest at 0%, due in two years and are unsecured. The notes are convertible at $0.005 for the Company’s common stock. As of April 30, 2011 and October 31,, 2011, the balance for short term convertible notes payable are $3,814 and $38,814 respectively and long term convertible notes payable are $49,275 and $44,275 respectively.

The Company analyzed the conversion option for derivative accounting and beneficial conversion features consideration under ASC 815-15 “Derivatives and Hedging” and ASC 470-20 “Convertible Securities with Beneficial Conversion Features” and noted none.

NOTE 9- SUBSEQUENT EVENTS

On July 27, 2011 the Company filed Amended Articles of Incorporation with the State of Nevada increasing the number of authorized shares to 101,000,000 consisting of 1,000,000 shares of preferred stock and 100,000,000 shares of common stock both with a par value of $0.001 per share.

On November 8, 2011 the Company issued 1,599,920 shares of common stock to eight entities for partial conversion of the convertible promissory note. The Company converted $7,999.60 of the convertible promissory notes at $0.005 per share.

On November 18, 2011, the Company issued a non-interest demand note to one entity for $8,000

On January 3, 2012 the Company issued a non-interest demand note to one entity for $14,200

[Back Page of Prospectus]

PROSPECTUS

BRK, INC.
900,080 SHARES OF COMMON STOCK

1,599,920 SHARES OF
COMMON STOCK
TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2012 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2012

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Amount (1)
Item	(US$)
SEC Registration Fee	$36
Transfer Agent Fees	$0
Legal Fees	$10,000
Accounting Fees	$5,000
Printing Costs	1,000
TOTAL	$16,036

Section 3.  All amounts are estimates, other than the SEC 's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by Nevada law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;
•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or
•	obtain directors’ and officers’ insurance.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since our inception, we have offered and sold the following securities without registration:

On May 22, 2008, we issued to Brian Keasberry, our President, Treasurer, Corporate Secretary and Sole Director, a total of 1,275,000 shares of common stock in consideration for being a co-founder the Company.  The offering was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in a non-public offering to a “sophisticated investor,” where the offeree had access to registration-type information.

On May 22, 2008, we issued to Mel Carroll, a total of 1,225,000 shares of common stock in consideration for being a co-founder of the Company.  The offering was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act, in a non-public offering to a “sophisticated investor,” where the offeree had access to registration-type information.

On November 8, 2011, we issued to eight persons a total of 1,599,920 shares of common stock for the conversion of debt, at a conversion rate of $0.005 per share, an aggregate of $7,999.60 of the Company held by such debt holders.  The Company originally issued the debt between December 16, 2010 and September 27, 2011, and all 1,599,920 shares issued upon conversion of such debt are being registered in this Registration Statement on Form S-1.  The offering was made in reliance on the exemption from registration afforded by Rule 903(b)(3) of regulation S, promulgated pursuant to the Securities Act, in an offshore offering, to non-US persons, with no-directed selling efforts in the US and where offering restrictions were implemented.

Between December 16, 2010 and September 27, 2011, the Company issued 13 Convertible Promissory Notes to 10 persons.  The Notes were in the principal amounts of $1,000, $3,275, $3,814, $5,000 , $5,000, $5,000, $5,000 $10,000, $10,000, $5,000, $10,000, $10,000 and $10,000, respectively.  All 12 Convertible Promissory Notes are convertible into shares of common stock of the Company, at a conversion rate of $0.005 per share, bear no interest and have terms of two years.  Each offering of a Convertible Promissory Note was made in reliance on the exemption from registration afforded by Rule 903(b)(3) of regulation S, promulgated pursuant to the Securities Act, in an offshore offering, to non-US persons, with no-directed selling efforts in the US and where offering restrictions were implemented.

On November 18, 2011, the Company issued a non-interest demand note to one person in consideration for $8,000.   The demand note is not convertible into securities of the Company. The offering of the Note was made in reliance on the exemption from registration afforded by Rule 903(b)(3) of regulation S, promulgated pursuant to the Securities Act, in an offshore offering, to a non-US person, with no-directed selling efforts in the US and where offering restrictions were implemented.

On January 3, 2012 the Company issued a non-interest demand note to one person in consideration $14,200.  The demand note is not convertible into securities of the Company.  The offering of the Note was made in reliance on the exemption from registration afforded by Rule 903(b)(3) of regulation S, promulgated pursuant to the Securities Act, in an offshore offering, to a non-US person, with no-directed selling efforts in the US and where offering restrictions were implemented.

ITEM 16. EXHIBITS

Exhibit	Description

3.1.1	Articles of Incorporation of the Registrant (1)
3.1.2	Certificate of Amendment to Articles of Incorporation of the Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (3)
10.1	Lease (2)
10.2	Extension of Lease (2)
10.3	Form of Convertible Promissory Note (2)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of Malone Bailey, LLP (3)
_____
(1)  Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-177823), filed with the Commission on November 8, 2011.

(2) Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-177823), filed with the Commission on December 13, 2011.

(3) Incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-177823), filed with the Commission on January 20, 2012.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Las Vegas, Nevada on February 1 0, 2012 .

BRK, INC.

By:	Brian Keasberry
Brian Keasberry
President, Secretary, Treasurer and Director
(Principal Executive Officer, Principal
Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Keasberry, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of BRK, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Brian Keasberry	President, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	February 10, 2012
Brian Keasberry

INDEX TO EXHIBITS

Exhibit	Description

3.1.1	Articles of Incorporation of the Registrant (1)
3.1.2	Certificate of Amendment to Articles of Incorporation of the Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (3)
10.1	Lease (2)
10.2	Extension of Lease (2)
10.3	Form of Convertible Promissory Note (2)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of Malone Bailey, LLP (3)
_______________
(1)   Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-177823), filed with the Commission on November 8, 2011.

(2) Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-177823), filed with the Commission on December 13, 2011.

(3) Incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-177823), filed with the Commission on January 20, 2012.